UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ASPEN INSURANCE HOLDINGS LIMITED

(Name of Registrant as Specified In Its Charter)

ENDURANCE SPECIALTY HOLDINGS LTD.

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Endurance
Endurance and Aspen:
Creating a Global Leader in Specialty Insurance and Reinsurance
July 2014

Forward looking statements & other information
Cautionary Note Regarding Forward Looking Statements
Some of the statements in this presentation may include, and Endurance may make related oral, forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. These statements may also include assumptions about our proposed acquisition of Aspen (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “target,” “anticipate,” “seek,” “will,” “deliver,” and similar statements of a future or forward-looking nature identify forward-looking statements in this presentation for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995, except to the extent made in connection with Endurance’s exchange offer. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. Additional risks and uncertainties related to the proposed transaction include, among others, uncertainty as to whether Endurance will be able to enter into or consummate the transaction on the terms set forth in the proposal, the risk that our or Aspen’s shareholders do not approve the transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, uncertainty as to whether Aspen shareholders tender into the exchange offer, uncertainty as to the actual premium of the Endurance share component of the proposal that will be realized by Aspen shareholders in connection with the transaction, competitive responses to the transaction, the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated, the risk that the conditions to the closing of the transaction are not satisfied, costs and difficulties related to the integration of Aspen’s businesses and operations with Endurance’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.
Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and the risk factors included in Aspen’s most recent reports on Form 10-K and Form 10-Q and other documents of Endurance and Aspen on file with the U.S. Securities and Exchange Commission (the “SEC”). Any forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Endurance will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations.
Additional Information and Where to Find It
This presentation relates to the offer commenced by Endurance to exchange each issued and outstanding common share of Aspen (together with associated preferred share purchase rights) for $49.50 in cash, 0.9197 Endurance common shares, or a combination of cash and Endurance common shares, subject to a customary proration mechanism. This presentation is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, Aspen common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary Prospectus/Offer to Exchange included in the Registration Statement on Form S-4
(including the Letter of Transmittal and Election and related documents and as amended from time to time, the “Exchange Offer Documents”) that Endurance has filed with the SEC. The Endurance exchange offer will be made only through the Exchange Offer Documents.
This presentation is not a substitute for any other relevant documents that Endurance may file with the SEC or any other documents that Endurance may send to its or Aspen’s shareholders in connection with the proposed transaction. Endurance has sent to Aspen shareholders a solicitation statement with respect to the solicitation of (i) written requisitions that the board of directors of Aspen convene a special general meeting of Aspen’s shareholders to vote on an increase in the size of Aspen’s board of directors from 12 to 19 directors and (ii) Aspen shareholder support for the proposal of a scheme of arrangement by Endurance which will entail the holding of a court-ordered meeting of Aspen shareholders at which Aspen’s shareholders would vote to approve a scheme of arrangement under Bermuda law pursuant to which Endurance would acquire all of Aspen’s outstanding common shares on financial terms no less favorable than those contained in its acquisition proposal announced on June 2, 2014 (the “Solicitation Statement”).
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS AND THE SOLICITATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ENDURANCE HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Endurance, +1 441 278 0988 (phone), investorrelations@endurance.bm (email).
Participants in the Solicitation
Endurance and its directors and certain of its executive officers and employees may be deemed to be participants in any solicitation of shareholders in connection with the proposed transaction. Information about Endurance’s directors, executive officers and employees who may be deemed to be participants in the solicitation, including a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the Solicitation
Statement and Endurance’s proxy statement, dated April 9, 2014, for its 2014 annual general meeting of shareholders.
2 Endurance

Forward looking statements & other information (continued)
Regulation G Disclaimer
In this presentation, management has included and discussed certain non-GAAP measures, including return on equity, combined ratio, net premiums written and diluted book value per share. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the proposed transaction in a manner that allows for a more complete understanding. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. For a complete description of non-GAAP measures and reconciliations, please review the Investor Financial Supplement on our web site at www.endurance.bm.
Third Party-Sourced Information
Certain information included in this presentation has been sourced from third parties. Endurance does not make any representations regarding the accuracy, completeness or timeliness of such third party information. Permission to cite such information has neither been sought nor obtained.
All information in this presentation regarding Aspen, including its businesses, operations and financial results, was obtained from public sources. While Endurance has no knowledge that any such information is inaccurate or incomplete, Endurance has not had the opportunity to verify any of that information.
Additional Information
All references in this presentation to “$” refer to United States dollars. The contents of any website referenced in this presentation are not incorporated by reference herein.
3 Endurance

Table of Contents
Executive Summary
Strategic Rationale and Compelling Value of Endurance’s Proposal
Endurance’s Actions to Expedite the Transaction
Appendix
4 Endurance

Endurance
Executive Summary

Industry Overview
Primary insurers provide insurance coverage (a “promise to pay”) in return for premiums
Investment income is earned on the premiums, which are invested before claims are paid out
Reinsurers provide insurance for insurance companies looking to lay-off (cede) a portion of their assumed risk
Bermuda is a leading global insurance and reinsurance market, particularly for specialty risks
Endurance Specialty Holdings Ltd., based in Bermuda, is a provider of specialty lines of property and casualty insurance and reinsurance worldwide
Endurance’s common shares are listed on the NYSE under the symbol “ENH”
Aspen Insurance Holdings Limited provides insurance and reinsurance coverage to clients in various domestic and international markets and is based in Bermuda
Aspen’s common shares are listed on the NYSE under the symbol “AHL”
Shareholders’ Equity of Peer Companies (1)
$Bn, as of 3/31/2014
12.0
10.2
10.0
8.0
6.0
4.0
2.0
0.0
XL
7.0 RE
6.8 PRE
5.9 ACGL
5.8 AXS
3.8 RNR
3.6 VR
3.6 AWH
3.4 AHL
3.0 ENH
1.8 PTP
1.7 MRH
1.6 AGII
Notes
1. Excluding non-controlling interest
6 Endurance

Endurance Overview

Company Description

- Endurance Specialty Holdings Ltd., through its subsidiaries, underwrites specialty lines of property and casualty insurance and reinsurance worldwide
- Endurance writes agriculture, casualty and other specialty, professional and property lines of insurance and catastrophe, property, casualty, professional and other specialty lines of reinsurance
- Endurance distributes its products directly, as well as through independent agents, and insurance and reinsurance brokers
- Endurance was founded in 2001

Business Mix (2013 Gross Premiums Written)



Reinsurance 45%
Insurance 55%
Casualty & Specialty (1) 20%
Agriculture 36%
Property 11%
Catastrophe 13%
Property 2%
Casualty & Other Specialty 12%
Professional Lines 6%

Notes
1. Includes Professional Lines reinsurance segment
2. Operating income available to common and participating shareholders
3. Annualized

Recent Operational Performance

$MM, Except %s	2011	2012	2013	1Q'14
Income Statement & Balance Sheet				
Gross Premiums Written	2,467	2,549	2,665	1,158
% Growth	*20.2%*	*3.3%*	*4.6%*	*N/A*
Net Premiums Earned	1,931	2,014	2,016	396
Operating Earnings [2]	(152)	54	281	94
Operating EPS	(3.81)	1.25	6.41	2.12
Shareholders' Equity	2,611	2,711	2,887	3,001
Loss and LAE Reserves	3,824	4,241	4,002	3,848
Key Metrics				
Loss Ratio (%)	84.6%	75.5%	60.5%	44.6%
Expense Ratio (%)	28.3%	26.8%	29.7%	36.7%
Combined Ratio (%)	112.9%	102.3%	90.2%	81.3%
Investment Yield (%)	2.4%	2.8%	2.6%	2.6%
Operating ROE (%)	(6.3%)	2.4%	11.9%	15.0% [3]

7

Endurance

Endurance Overview (cont’d)
Endurance’s strategy has been strongly supported by the investment community
Share Price Performance: Endurance vs. Peers (1)
1/1/2013 – 4/11/2014
% 50 40 30 20 10 0
+36% +29% +23%
Jan-13 Apr-13 Jul-13
Oct-13 Jan-14 Apr-14
ENH AHL Peers Average
Notes
1. Peers include ACGL, AGII, AWH, AXS, MRH, PRE, PTP, RE, RNR, VR and XL
2. Permission to use quoted material neither sought nor obtained
Equity Research #1 (2)
“The company has laid out a goal to dramatically grow its insurance premiums over the next three years excluding its crop business. The fourth quarter already demonstrated signs of such growth. Excluding crop, the gross insurance premiums grew by 27% in the quarter. As new teams join the company and Endurance expands its presence in London, we would expect this double digit [growth] to continue.”
- February 6, 2014
Equity Research #2 (2)
“Earlier this week, we spent a day with recently appointed CEO John Charman visiting with investors. We walked away from the meetings with increased confidence in Endurance’s long-term prospects, with the company now having the vision and direction it has long lacked and a plan for growth that we see as largely achievable over a three-year period.”
- December 6, 2013
Equity Research #3 (2)
“Mr. Charman has an excellent long-term underwriting track record, particularly in specialty insurance … Mr. Charman made a name for himself in the London insurance market. The syndicate he ran dramatically outperformed the Lloyd’s market over a 13 year period before he left. … Axis performed well during Mr. Charman’s time at the helm with compound annual growth in book value of 14% (including dividends).”
- May 28, 2013
8 Endurance

Aspen Overview
Company Description
Aspen Insurance Holdings Limited, through its subsidiaries, operates in insurance and reinsurance businesses worldwide
Aspen’s insurance segment offers property insurance, casualty insurance, marine, energy and construction liability and other specialty insurance products. Its reinsurance segment offers property catastrophe reinsurance, other property reinsurance, casualty reinsurance, and specialty reinsurance
Aspen provides its products primarily through brokers and reinsurance intermediaries
Aspen was founded in 2002
Business Mix (2013 Gross Premiums Written)
Reinsurance 43%
Casualty & Specialty 21%
Other Property 11%
Property
Catastrophe 10%
Insurance 57%
Property 9%
Casualty & Other
Specialty (1)
16%
Financial & Professional Lines
13%
Marine, Energy & Transportation
20%
Notes
1. Includes Programs insurance segment
2. Calculated as net investment income and realized gain on securities divided by average cash and investments
3. Annualized
Recent Operational Performance
$MM, Except %s
Income Statement & Balance Sheet
Gross Premiums Written
% Growth
Net Premiums Earned
Operating Earnings
Operating EPS
Shareholders’ Equity
Loss and LAE Reserves
Key Metrics
Loss Ratio (%)
Expense Ratio (%)
Combined Ratio (%)
Investment Yield (%) (2)
Operating ROE (%)
2011 2,208 6.3% 1,889 (110) (1.32) 3,156 4,525 82.4% 33.5% 115.9% 3.4% (3.4%)
2012 2,583 17.0% 2,084 280 3.38 3,488 4,780 59.4% 34.9% 94.3% 2.9% 8.5%
2013 2,647 2.5% 2,172 304 3.88 3,350 4,679 56.3% 36.3% 92.6% 2.9% 9.7%
1Q’14 856 N/A 567 113 1.55 3,387 4,761 50.9% 36.7% 87.6% 3.0% 14.8%(3)
Share Price Performance
Initial Proposal (4/11)
$45.42
Increased Proposal (6/2)
$50
$45
$40
$35
$30
Jun-13 Apr-14 Jun-14 Aug-13 Oct-13 Dec-13 Feb-14
9 Endurance

Aspen Overview (cont’d)
Performance has consistently lagged peers
Aspen faces long-term challenges in terms of scale, competition and global breadth
Performance has consistently lagged its competitors, including Endurance, across most key metrics
On its own, Aspen has no obvious catalyst to meaningfully improve its competitive position and returns
Even as Endurance has significantly outperformed
Aspen, Endurance’s board and management have taken meaningful steps to improve positioning and performance of the company
Combined Ratio (1)
2009-2013
120% 110% 100% 90% 80% 70%
2009 2010 2011 2012 2013
Aspen Endurance Peers Average
BVPS Growth (1)
2009-2013 CAGR
12% 10% 8% 6% 4% 2% 0%
Aspen Endurance Peers Average
Aspen Endurance Peers Average
Last 5 Years Share Price Performance (1)
Through 4/11/2014, Rebased to Aspen Share Price
$50 $45 $40 $35 $30 $25 $20
Apr-09 Apr-10 Apr-11 Apr-12 Apr-13 Apr-14
+96% +92% +66%
Aspen Endurance Peers Average
Source Company filings
Last 5 Years P/BV (1)
Through 4/11/2014
1.20x 1.10x 1.00x 0.90x 0.80x 0.70x 0.60x 0.50x
Apr-09 Apr-10 Apr-11 Apr-12 Apr-13 Apr-14
1.03x 0.98x 0.96x
Aspen Endurance Peers Average
Notes
1. Peers include ACGL, AGII, AWH, AXS, MRH, PRE, PTP, RE, RNR, VR and XL
10 Endurance

Aspen and Endurance: A Unique Opportunity to Create a Global Leader in the Specialty Insurance and Reinsurance Sector
Increased Scale and Market Presence
Diversified Platform Across Products and Geographies
Strong Balance Sheet and Capital Position
Enhanced Profitability
Combination creates an enterprise with over $5 billion of annual gross premiums written
Expanded leadership and underwriting expertise
Increased size allows organization to better capitalize on distribution relationships
Greater scale better positions combined company to compete with largest players as competition intensifies
Endurance and Aspen share certain common businesses; however, the relative weighting of each is quite complementary
Aspen’s strength in the Lloyd’s market and Endurance’s market-leading U.S. agriculture business are examples of uncorrelated and diversified businesses
The global breadth and diversity of the combined business will be more relevant for brokers and customers
Aspen’s Lloyd’s platform complements Endurance’s global insurance and reinsurance footprint and is highly attractive to Endurance
With shareholders’ equity of $5.9 billion and total capital of $7.3 billion (1), the combined company will have scale comparable to many of its key competitors
Larger, stronger balance sheet will be better positioned to pursue growth and withstand volatility
Additional capital efficiencies due to improved business diversification anticipated
Transaction synergies anticipated to be in excess of $100MM through cost savings, underwriting improvements, capital efficiencies and enhanced capital management opportunities
Combined company will be well positioned to produce an improved ROE
Larger asset base will enable the combined company to capitalize on investment opportunities as they arise
Notes
1. Balance sheet figures as of 3/31/2014, market data as of 6/30/2014. Figures shown are pro forma for transaction and reflect the permanent financing plan, assuming no exercise of CVC’s option to purchase $250MM of Endurance common shares post-closing; shareholders’ equity excludes non-controlling interest
11 Endurance

Transaction Terms
Endurance’s proposal provides compelling value for Aspen shareholders while generating significant earnings and ROE accretion for Endurance shareholders
Transaction Proposal
Value
Consideration
Financing
Endurance CEO Investment
Pro Forma Ownership
Financial Benefits
Endurance to acquire all of the common shares of Aspen
Proposal values Aspen at $49.50 (1) per share or $3.2 billion (2)
– 1.16x Aspen’s diluted book value per share at 3/31/2014 and 11.8x 2014 consensus Street earnings estimates
– 25.7% premium to Aspen’s unaffected closing share price on 4/11/2014 and 19.5% premium to (pre-announcement) all-time high
– The consideration is based on Endurance’s unaffected closing share price on 4/11/2014. Based on Endurance’s closing share price on 6/30/2014, Endurance’s proposal would value Aspen at $48.27 per share (3)
Aggregate consideration mix of 40% cash and 60% stock
Aspen shareholders can elect to receive (i) $49.50 in cash for each Aspen share, (ii) 0.9197 Endurance common shares for each Aspen share, or (iii) a combination of 0.5518 Endurance common shares and $19.80 in cash for each Aspen share, subject to a customary proration mechanism
Proposal structured to be tax-free to Aspen common shareholders with respect to the Endurance common shares received in the transaction
$1.3 billion of cash consideration to be funded through Endurance’s cash on hand and $1.0Bn committed bridge financing
– Financing to replace bridge facility currently anticipated to be generated from Aspen cash on hand of $0.2Bn, public investment grade debt financing of ~$0.3Bn and common equity financing of ~$0.5Bn
– Pro forma debt to total capital of 19% at 3/31/2014, expected to be approximately 15% by end of 2015 (4)
John Charman, Endurance’s Chairman and Chief Executive Officer, has committed to purchase $25 million of Endurance common shares in connection with the transaction, bringing his total purchases of Endurance shares to $55 million
49% by Endurance shareholders (including John Charman)
40% by Aspen shareholders
11% by New Investors (5)
Significant EPS and ROE accretion for Endurance shareholders
Over $100 million of annual synergies anticipated
Notes
1. Based on Endurance’s unaffected closing share price of $53.82 as of 4/11/2014
2. Based on 67.1MM fully-diluted Aspen shares as of 6/11/2014 and Endurance’s share price as of 6/30/2014 of $51.59
3. Based on pro rata consideration mix of 40% cash and 60% stock
4. Reflects permanent financing plan and assumes repayment of Endurance’s $200MM senior debt maturing in October 2015
5. Assumes $0.5Bn of common equity issued to new investors at 3% discount to Endurance’s closing share price of $51.59 as of 6/30/2014; assumes no exercise of option by CVC to purchase $250MM of
Endurance common shares post-closing
12 Endurance

Endurance Offer for Aspen
Per Aspen Share (1)
Premium to Aspen Share Price
% Premium to Unaffected Share Price
% Premium to Unaffected All-time High (2)
Valuation Multiples
P/BV (12/31/13)
P/BV (3/31/14)
P/E 14E (3)
P/E 15E (3)
4/14/2014 Initial Offer 6/2/2014 Increased Offer
$47.50
20.7%
14.7%
1.16x
1.11x
13.4x
12.1x
$49.50
25.7%
19.5%
1.21x
1.16x
11.8x
12.4x
Notes
1. Based on Endurance’s unaffected closing share price of $53.82 as of 4/11/2014, the last trading day before the announcement of Endurance’s initial offer
2. All time high share price of $41.43 prior to announcement of Endurance’s initial offer on 4/11/2014
3. Initial offer based on consensus Street estimates of $3.55 for 2014 and $3.93 for 2015 as of 4/11/2014; increased offer based on consensus Street estimates of $4.20 for 2014 and $4.00 for 2015 as of 6/30/2014
13 Endurance

Clear Contrast in Corporate Governance
Aspen’s Poor Corporate Governance Practices
Board is classified, with directors serving three year terms
Directors can only be removed “for cause”
Board adopted a “poison pill” in April 2014 that prevents shareholders from realizing the benefits of transaction proposals such as that brought by Endurance
Amazingly, Aspen believes that empowering its shareholders to vote is “coercive”
Aspen insiders own less than 1.2% of the company
Special strategy committee created by Aspen board to consider proposed transaction is not comprised solely of independent directors and includes Aspen CEO Chris O’Kane – a clear conflict of interest
Substantial withhold votes for Chris O’Kane (over 20% of shares voted) and other Aspen directors at 2014 annual general meeting, after the rejection by Aspen of Endurance’s initial acquisition proposal
In April 2014, following public announcement of Endurance’s initial acquisition proposal, Chris O’Kane received a share grant that was 26% larger than his 2013 share grant
At the direction of current management, Aspen has acquired over 200 works of art – an unnecessary and wasteful diversion of management’s time and corporate assets
Endurance Alignment with Shareholders
Entire board stands for reelection on an annual basis, with a majority vote standard
Directors can be removed by shareholders for any reason
No poison pill
Endurance encourages and respects the views of shareholders
Endurance insiders own 5.2% of the company and Chairman and CEO
John Charman continues to invest his own personal capital in the company, including a commitment to invest an additional $25MM as part of the proposed transaction
Endurance board created committee to evaluate the proposed transaction comprised solely of independent directors
John Charman reelected to Endurance’s board with over 98% of the vote at 2014 annual general meeting, after the announcement of Endurance’s initial proposal to acquire Aspen
Endurance’s board and management focus their efforts on increasing shareholder value
Aspen’s board has refused to engage in any discussions with Endurance regarding the proposal
From Endurance’s numerous discussions with shareholders, we believe Aspen shareholders are supportive of engagement
– Top 25 Aspen shareholders own 60% of Aspen’s outstanding common shares and 40% of Endurance’s common shares
14 Endurance

Transaction Timeline – Endurance’s Commitment and Aspen’s Entrenchment
January 30, 2014: John Charman approaches Aspen CEO to discuss a strategic transaction between Endurance and Aspen
February 13, 2014: Aspen CEO advises that Aspen declines to meet with Endurance
February 18, 2014: Endurance delivers initial confidential proposal to Aspen’s board for Endurance’s acquisition of Aspen for $47.50 per share (a 14.7%
premium to Aspen’s unaffected all-time high trading price)
March 18, 2014: Endurance receives letter from Aspen stating its board did not wish to pursue a transaction with Endurance
April 3, 2014: Endurance delivers to Aspen’s board a letter stating Endurance remained fully committed to pursuing a transaction
April 8, 2014: Endurance receives letter from Aspen again declining to meet with Endurance or its advisers
April 14, 2014: Endurance delivers letter to Aspen’s board and issues press release announcing the initial Endurance proposal
Aspen issues press release rejecting the initial proposal
April 17, 2014: Aspen announces adoption of poison pill
May 7, 2014: Endurance communicates an increased proposal to acquire Aspen at $49.50 per share (a 19.5% premium to Aspen’s unaffected all-time high trading price) through confidential conversations between financial advisers
May 12, 2014: Aspen rejects Endurance’s increased proposal and again refuses to enter into discussions with Endurance
June 2, 2014: Endurance delivers letter to Aspen’s board and issues press release publicly announcing (i) the increase in consideration, (ii) filing of a solicitation statement, (iii) its intention to commence an exchange offer, and (iv) the bridge loan facility commitment from Morgan
Stanley
Aspen again rejects Endurance’s increased proposal
June 9, 2014: Endurance commences exchange offer for all Aspen common shares
June 17, 2014: Aspen issues press release and presentation, and files preliminary revocation solicitation statement and Schedule 14D-9
June 18, 2014: Endurance commences solicitation of Aspen shareholders for two proposed authorizations by mailing definitive solicitation statement and letter to shareholders
June 27, 2014: Aspen mails revocation solicitation statement and letter to shareholders
Endurance issues second letter to Aspen shareholders with respect to Endurance’s two proposed shareholder authorizations
July 25, 2014: Target date for Aspen shareholders to vote on Endurance’s two proposals
Public Action
Private Action
15 Endurance

Aspen’s Continued Entrenchment has Required Endurance to Provide a Path Forward to Aspen Shareholders
Actions to expedite transaction further demonstrate Endurance’s commitment to pursuing this transaction while providing Aspen shareholders multiple means to voice support and complete transaction in spite of Aspen’s refusal to engage
Seeking a special general meeting to approve increase in the size of Aspen’s board
Supporting proposal of a Scheme of Arrangement by Endurance
Commenced exchange offer for all Aspen common shares
Proposal to increase size of Aspen board from 12 to 19 directors
Provides Aspen’s shareholders the ability to replace the majority of Aspen’s board at the 2015 annual general meeting
Scheme of Arrangement would entail the holding of a court ordered meeting for Aspen shareholders to approve Endurance’s increased proposal
Scheme of Arrangement would allow completion of the transaction without the approval of Aspen’s board
Exchange offer directly to Aspen’s shareholders for all Aspen common shares reflecting the same economic terms as Endurance’s increased proposal
16 Endurance

Endurance
Strategic Rationale and Compelling
Value of Endurance’s Proposal

Key Benefits of Endurance's Proposal

	Aspen Standalone	Endurance / Aspen Pro Forma
1 Value	• Valuation has trailed that of peers over the past 5 years: up only 66% vs. 96% for peers [1] • Historically traded below book value	• **25.7% premium to Aspen's unaffected share price, 19.5% premium to Aspen's all-time high (pre-announcement)** • **Implied multiple of 1.16x 3/31/2014 diluted BVPS represents higher premium than comparable transactions [2]**
2 Scale	• Disadvantaged relative to peers due to lack of scale • Underutilized infrastructure	• **$5Bn pro forma gross premiums written enable combined company to be a market leader with increased importance to brokers** • **Expense efficiencies driven by enhanced scale and leverage of infrastructure**
3 Diversification	• Concentration in marine, energy and transportation insurance	• **Balanced, global presence in core markets** • **Optimize line of business and geographic exposure (e.g., U.S. agriculture, Lloyd's, marine & energy)**
4 Financial Strength	• Shareholders' equity of $3.4Bn and single-digit ROE	• **Pro forma shareholders' equity of $5.9Bn and anticipated ROE of 12% – 14%** • **Potential for ratings upgrade over time**
5 Outlook	• No obvious catalyst to meaningfully improve its competitive position and returns • Analysts remain unconvinced about Aspen's ability to deliver on its ROE targets	• **Combination and pro forma profile creates basis for valuation in-line with best-in-class peers** • **Endurance's proposal provides value to Aspen shareholders in excess of what they could achieve on a standalone basis in two years based on consensus Street estimates for Aspen's ROE**

Notes
1. Through 4/11/2014; peers include ACGL, AGII, AWH, AXS, MRH, PRE, PTP, RE, RNR, VR and XL
2. Includes Alterra / Markel, Paris Re / Partner Re, Transatlantic / Alleghany, IPC / Validus, HarborPoint / Max Capital, Flagstone / Validus

18

Endurance

Proposed Valuation Well Above Aspen’s Historical Trading Prices
Aspen Share Price – Last 5 Years
4/11/2009 – 4/11/2014
$50 $49.50
$40 $39.37
$30
$20
Apr-09 Apr-10 Apr-11 Apr-12 Apr-13
Historical Share Price Endurance Purchase Price
Aspen P/BV – Last 5 Years
4/11/2009 – 4/11/2014
1.25x
1.16x
1.00x 0.96x
0.75x 5-Yr Average: 0.79x
0.50x
Apr-09 Apr-10 Apr-11 Apr-12 Apr-13
Historical P/BV Endurance Purchase Price
Performance illustrated through April 11, 2014 – the trading day prior to initial proposal announcement
19 Endurance

Proposal Provides Compelling Value for Aspen Shareholders
Substantial Premium to Trading Prices
Proposal Price Per Share $49.50
vs. Price as of 4/11/2014 $39.37 +25.7%
vs. 1-month VWAP (1) $39.27 +26.1%
vs. All Time High (2) $41.43 +19.5%
Attractive Valuation Multiples
Proposal Price Per Share $49.50
vs. Diluted BVPS at 12/31/13 $40.90 1.21x
vs. Diluted BVPS at 3/31/14 $42.72 1.16x
vs. 5-year Average P/BV (2) 0.79x +46.7%
vs. 2014E Earnings (3) $4.20 11.8x
vs. 2015E Earnings (3) $4.00 12.4x
Notes
1. For the 30 calendar days ending 4/11/2014
2. All time high and 5-year average P/BV prior to announcement of Endurance’s initial proposal on 4/11/2014
3. Based on consensus Street estimates for 2014 and 2015 EPS as of 6/30/2014
20 Endurance

Comparable Transaction Analysis
Comparison of P/BV multiples for selected Bermuda / Reinsurance transactions
Aspen / Endurance 1.16x
Alterra / Markel 1.07x
Paris Re / Partner Re 0.98x
Transatlantic / Alleghany 0.85x
IPC / Validus 0.84x
HarborPoint / Max Capital 0.80x
Flagstone / Validus 0.73x
0.00x 0.20x 0.40x 0.60x 0.80x 1.00x 1.20x 1.40x
Endurance’s proposal is at a significant premium to the unaffected market valuation of
Aspen and at a higher price / book multiple than comparable transactions
21 Endurance

Combined Company Will Have Scale to Compete With Market Leaders
Gross Written Premiums of Peer Companies
$Bn, for the year ended 12/31/2013
10.0
7.7
8.0
6.0 5.6 5.3 5.2
4.7
4.2
4.0
2.7 2.7 2.6 2.4
1.9 1.6
2.0
0.7 0.6
0.0
XL PRE ENH+AHL RE AXS ACGL AWH ENH AHL VR AGII RNR MRH PTP
Shareholders’ Equity of Peer Companies (1)
$Bn, as of 3/31/2014
12.0
10.2
10.0
8.0 7.0 6.8
5.9 5.9 5.8
6.0
3.8 3.6 3.6 3.4
4.0 3.0
2.0 1.8 1.7 1.6
0.0
XL RE PRE ACGL ENH+AHL(2) AXS RNR VR AWH AHL ENH PTP MRH AGII
Notes
1. Excluding non-controlling interest
2. As of 3/31/2014, pro forma for transaction and reflects permanent financing plan, assuming no exercise of CVC’s option to purchase $250MM of Endurance common shares post-closing
22 Endurance

Scale Advantages for a Combined Endurance / Aspen
Strategic Advantages of a Larger Capital Base
Lower cost of capital afforded by scale provides competitive advantage in the face of increasing capital market capacity
Mitigates continued pricing pressures, especially in reinsurance
Greater influence / control over terms and conditions when negotiating with intermediaries
Demand for larger and more diversified reinsurance partners is increasing as primary insurers expand globally
Reinsurance brokers favor reinsurers with larger balance sheets and more product offerings
Market Opportunities
Opportunity to grow operations to scale and optimize geographic exposure as market conditions warrant
Build around existing competencies such as Lloyd’s and agriculture
Stronger relationships with major insurance and reinsurance intermediaries
Increased opportunities for role as market leader
Opportunities for differentiated pricing in certain lines
Enhanced profitability through cost efficiencies across a larger platform
23 Endurance

Combined Business Well Diversified Across Business Lines and Sectors
Geographic and distribution diversification benefits are also achieved
Full Year 2013 Gross Written Premiums
Endurance
Reinsurance 45% Insurance 55%
Casualty & Specialty (1) Agriculture 36%
20%
Property
11%
Catastrophe Property 2%
13%
Casualty & Other Specialty 12%
Professional
Lines
6%
GPW: $2.7Bn
Aspen
Reinsurance 43% Insurance 57% Property 9%
Casualty &
Specialty Casualty & Other Specialty (2) 16%
21%
Other
Property
11% Financial & Professional Lines 13%
Property
Catastrophe
10% Marine, Energy & Transportation 20%
GPW: $2.6Bn
Combined
Reinsurance 44% Insurance 56%
Casualty & Specialty (1) 21% Agriculture 18%
Property 5%
Property 11% Casualty & Other Specialty (2) 14%
Catastrophe
12%
Professional Lines 9%
Marine, Energy & Transportation 10%
GPW: $5.3Bn
Notes
1. Includes Professional Lines reinsurance segment for Endurance
2. Includes Programs insurance segment for Aspen
Endurance 24

Transaction Generates Meaningful Synergies and Financial Strength
Key Financial Drivers
Over $100 million of annual synergies anticipated, including:
– Cost savings
– Underwriting improvements
– Capital efficiencies
– Enhanced capital management opportunities
Combined Balance Sheet Strength (1)
Endurance
Pro Forma at 3/31/2014
Shareholders’ Equity (2)
$ 3.0Bn
$5.9Bn
Cash and Invested Assets
$ 6.7Bn
$14.4Bn
Total Capital
$ 3.5Bn
$7.3Bn
Summary of Financial Impact to Endurance
EPS (3) >15% accretion anticipated in 2015
ROE (3) 12 – 14% pro forma ROE anticipated in 2015; >200bps increase vs. standalone Endurance ROE
Modest initial dilution to book value per share anticipated, offset by the significant accretion to
Book Value Per Share both ROE and EPS in 2015
Notes
1. Balance sheet figures as of 3/31/2014, market data as of 6/30/2014. Figures shown are pro forma for transaction and reflects entering into bridge loan facility commitment and takeout through permanent financing plan, assuming no exercise of CVC’s option to purchase $250MM of Endurance common shares post-closing
2. Excluding non-controlling interests
3. Excluding integration charges
Endurance

Superior Pro Forma Financial Profile
Aspen Standalone Endurance / Aspen Pro Forma (1)
Shareholders’ Equity $3.4Bn (3/31/14) $5.9Bn (3/31/14)
Total Debt / Capital 15% (3/31/14) 19% (3/31/14) 15% (12/31/15)
Total Debt + Preferred / Capital 29% (3/31/14) 33% (3/31/14) 28% (12/31/15)
Net Income – 2015E $258MM $625MM - $725MM
9.1% Street 12%-14%
ROE – 2015E
11.0% Management
Endurance’s proposal provides Aspen shareholders with superior financial strength
Notes
1. Reflects permanent financing plan, assumes repayment of Endurance’s $200MM senior debt maturing in October 2015 and no exercise of CVC’s option to purchase $250MM of Endurance common shares post-closing
Endurance

Aspen Underperformance Under Current Management
5 Year Performance(1) Aspen Endurance
Total Return to Shareholders 83% 124%
Diluted Book Value Per Share
9.4% CAGR 13.0% CAGR
Growth
Underwriting Profitability (Combined
96.7% 95.6%
Ratio)
Efficiency (Expense Ratio) 33.5% 29.0%
Endurance has performed better than Aspen on all four key performance measures over the past five years
Notes
1. Financial metrics shown (excluding total shareholder return) are for the five years ended 12/31/2013. Total shareholder return for the 5 years preceding the announcement of Endurance’s initial proposal on 4/11/2014
Endurance

Analysts Forecast Limited Improvement for Aspen’s
Standalone ROE
Equity Research #1
“Thoughts on ROE Outlook: AHL’s ROE in this quarter was 14.9%, however if we normalize for cat losses and reserve releases in excess of our forecast we get ROE closer to 9%. We continue to have difficulty finding the levers in our model to get to an ROE close to management’s targets for 2014.”
- April 24, 2014
Equity Research #2
“It might be argued that our assumptions for 2014 are too generous. We believe there might be some risk to our numbers.
However, management’s confidence in achieving its 10% ROE leaves us looking for ways to get there. Ironically, we cannot find any path to a 10% ROE defined as operating income divided by total common equity, the way management calculates ROE. We believe, on this basis, there is a high probability of a guidance miss.”
- February 24, 2014
2014 ROE 2015 ROE
Equity Research
8.9% 8.8%
Analyst A
Equity Research
9.4% 8.2%
Analyst B
Equity Research
9.7% 8.1%
Analyst C
Equity Research
9.8% 9.3%
Analyst D
Equity Research
9.8% 10.0%
Analyst E
Equity Research
10.4% 10.3%
Analyst F
Mean 9.7% 9.1%
Median 9.8% 9.1%
Note: Permission to use quoted material neither sought nor obtained
Endurance 28

Transaction Provides Substantial Premium vs. Standalone Plan and Significant Upside Potential to Aspen Shareholders

- The transaction provides Aspen shareholders the ability to achieve values meaningfully higher than Aspen's future value implied by consensus Street estimates for Aspen's ROE and recent Aspen management ROE guidance
- It will take Aspen over 2 years to surpass the $49.50 proposed acquisition price based on consensus Street estimates for Aspen's ROE



Historical Aspen Share Price
Illustrative Future Value of Aspen Shares (1)(2)
$90
$80
$70
$60
$50
$40
$30
-1 Year
Pre-Announcement
+1 Year
+2 Years
+3 Years
$81
$65
Pro forma at 12-14% ROE (3)
$55
Aspen standalone at management guidance (4)
$53
Aspen standalone at consensus Street estimates (5)
$49.50
$39.37
$46
$46
$51
$49

Notes
1. Assumes Aspen shareholders receive 0.9197 shares of Endurance for each share of Aspen
2. Assumes Aspen and pro forma dividend yield maintained at current level as of 4/11/2014 in all scenarios; dividend yield based on trailing 12-months dividends per share divided by current share price
3. Assumes P/BV of 1.0x-1.2x for 12-14% ROE
4. Assumes P/BV of 1.0x; Aspen's management guidance of 10% ROE in 2014 and 11% ROE for 2015 and 2016 per first quarter 2014 investor presentation dated 5/20/2014
5. Assumes P/BV of 1.0x; consensus Street estimates for Aspen's ROE based on median 2014 ROE estimate of 9.8% for +1 year and median 2015 ROE estimate of 9.1% for +2 years and +3 years; estimates as of 6/30/2014

29

Endurance

Analysts Recognize Strategic and Financial Benefits of Combination and Support Engagement
Equity Research #1
“We suspect that current AHL shareholders will ask the AHL board to reconsider this transaction and/or look for competitive offers. Looking over the landscape we do not see too many competitors that would be willing to pay a similar premium to book value for AHL.”
- April 15, 2014
Equity Research #2
“Given softening market conditions (especially in reinsurance), the entry of 3rd party capital (pension/hedge fund), excess capital (everywhere), shrinking loss reserve redundancies, low interest rates, the competitive advantages of “size,” … we’ve discussed the increasing attractiveness of combinations in Bermuda … From Endurance’s perspective the move “in line” with management’s stated strategy of developing market “relevance” (with both clients and brokers) through increased sophistication, diversification and scale.”
- April 17, 2014
Equity Research #3
“[W]ith P&C pricing decelerating, and an outright soft market in reinsurance, we see cost-driven consolidation among the Bermuda group as strategically logical and shareholder friendly … [A] combined entity would be a solid mid-cap name with a capital base towards the larger end of its peer group … The companies also have complementary strengths, as Endurance is underweight in London and does not have a Lloyd’s syndicate – one of the strongest aspects of Aspen’s business. Further, ENH’s crop insurance business, while currently over-weight relative to its size, would provide a more balanced contribution to the combined underwriting portfolio, and deliver a revenue stream that is not correlated to the P&C pricing cycle.”
- April 30, 2014
Equity Research #4
“A combined company would have notably increased scale, the benefit of enhanced market presence and increased diversification (products and geographies). There are several aspects of each company’s specialty business that are complementary such as ENH’s crop and Aspen’s Lloyd’s operation and marine/energy lines. ENH has limited market presence in London. … With pressure building in reinsurance, size and scale will be increasingly important and we would expect to see consolidation activity pick up.”
- June 2, 2014
Note: Permission to use quoted material neither sought nor obtained
Endurance

Endurance
Endurance’s Actions to Expedite the Transaction

Endurance’s Actions to Expedite the Transaction – Path for Aspen’s Shareholders to Realize the Benefits of Endurance’s Proposal
Action 1: Special General Meeting of Aspen Shareholders
Solicitation statement mailed to Aspen shareholders on June 18, 2014 seeking the support of Aspen’s common shareholders to convene a special general meeting of Aspen shareholders at which they would consider a proposal to increase the size of
Aspen’s board from 12 to 19 directors
– Calling special general meeting requires support of at least 10% of Aspen’s outstanding common shares
– Endurance has set a target date of July 25, 2014 for Aspen shareholders to vote on this action
– If the special general meeting is held, and the proposal is approved, a majority of Aspen’s directors would stand for election at Aspen’s 2015 annual general meeting
Action 2: Supporting Proposal of Scheme of Arrangement by Endurance
Solicitation statement also seeks the support of Aspen’s shareholders for the proposal of a Scheme of Arrangement by
Endurance, which will entail the holding of a court-ordered meeting at which Aspen’s shareholders would vote on a Scheme of
Arrangement on financial terms no less favorable than those contained in Endurance’s increased proposal
– If Endurance receives the support of holders of at least 15% of Aspen’s outstanding common shares for this action,
Endurance intends to apply to the Supreme Court of Bermuda to order such court-ordered meeting(1)
– Endurance has set a target date of July 25, 2014 for Aspen shareholders to vote on this action
– Aspen’s poison pill is not anticipated to be an impediment to completing a Scheme of Arrangement
The Scheme of Arrangement can be accomplished – without the approval of the Aspen board – if approved by Aspen shareholders at two shareholder meetings and sanctioned by the Supreme Court of Bermuda
Action 3: Exchange Offer
On June 9, 2014, Endurance commenced an exchange offer directly to Aspen’s shareholders for all Aspen common shares
– Exchange offer expires 5:00 p.m., Eastern time, on Friday, August 29, 2014, unless extended
Notes
1. In determining to set the threshold at 15%, Endurance considered that under Bermuda law, the holders of at least 10% of the voting share capital of Aspen have the statutory right to requisition a special general meeting of shareholders, and that the 15% threshold to evidence support for a court-ordered meeting of shareholders is a 1.5x multiple of such 10% amount
Endurance

Endurance’s Actions to Expedite the Transaction – Scheme of Arrangement
A Scheme of Arrangement is a court approved arrangement between a company and its shareholders that would allow Endurance to simultaneously acquire all of the outstanding Aspen common shares
Solicitation seeking support of Aspen’s shareholders for a proposal for a Scheme of Arrangement
Support from at least 15% of Aspen’s outstanding common shares
Application to the Supreme Court of Bermuda for court-ordered meeting
If granted, hold court-ordered meeting to consider Scheme of Arrangement
Hold Aspen special general meeting to allow Aspen shareholders to approve Scheme of Arrangement on behalf of Aspen
Requisition Aspen special general meeting to approve Scheme of Arrangement
No
Aspen’s board approves Scheme of Arrangement?
Support from majority of Aspen’s holders present at the meeting representing at least 75% in value of votes cast
Yes
Apply to Supreme Court of Bermuda to sanction the Scheme of Arrangement
Support from majority of votes cast at Aspen special general meeting
Deliver a copy of the order of the Supreme Court of Bermuda sanctioning the Scheme of Arrangement to the Bermuda Registrar of Companies
Endurance

Committed Financing Plan – Delivering Substantial Cash Consideration to Aspen Shareholders
$1.0Bn committed bridge loan facility from a syndicate led by Morgan Stanley to fund, together with cash on hand at Endurance, the cash portion of the consideration payable to Aspen’s shareholders
Endurance’s proposal is not subject to a financing condition
Permanent financing expected to include common equity and investment grade debt on customary terms
Pro forma leverage of 19% at 3/31/2014, expected to be approximately 15% by end of 2015 (1)
Endurance believes that, pro forma for the transaction, its financial position will be well within the ratings criteria to maintain its current ratings
Total Consideration ($Bn)
Stock $1.9
Cash $1.3
Total consideration $3.2 (2)
Initial “Committed / Available” Cash
Bridge $1.0
Cash on Hand $0.4
Total Sources of Cash
$1.4
Permanent Financing Plan ($Bn) (3)
Common Equity ~$0.5
Debt ~$0.3
Aspen available cash (est.) $0.2
Total $1.0
Notes
1. Reflects permanent financing plan and assumes repayment of Endurance’s $200MM senior debt maturing in October 2015
2. Based on 67.1 MM fully-diluted Aspen shares as of 6/11/2014 and an exchange ratio of 0.9197 based on Endurance’s unaffected closing share price of $53.82 as of 4/11/2014 3. For illustrative purposes only; assumes no exercise of CVC’s option to purchase $250MM of Endurance shares post-closing
Endurance

Endurance
Appendix

Insurance Industry Overview
Insurance Overview
Reinsurance Overview
Premiums
Commissions & Fees
Insurance Purchaser
P&C Broker
Claims
Primary Insurer
Ceded Premiums
Commissions & Fees
P&C Broker
Reinsurer
Claims
Two main types of reinsurance
Pro Rata
Losses
Insurer
Reinsurer
% of Losses
Excess of Loss
Losses
Reinsurer
Insurer
Limit
Attachment
P&C primary insurers provide insurance coverage (a “promise to pay”) in return for premiums. If covered losses emerge then the carrier pays claims from its loss reserves
Investment income is money earned on the investment portfolio. This portfolio or “float” is largely premiums which are invested before claims are paid out
Underwriting profitability is measured by the Combined Ratio which is the sum of (Losses + Expenses)/Net Premiums Earned. The Loss Ratio captures total estimated losses while the Expense Ratio covers the cost of policy acquisition and overhead – A combined ratio < 100% = profitable underwriting
P&C brokers assist in the placement of risk in return for payment (commissions or fees) but assume no underwriting risk
Reinsurers provide insurance for insurance companies looking to lay-off (cede) a portion of their assumed risk
Reinsurers absorb volatility (at times catastrophe) risk from insurers
Reinsurers are among the largest players in the industry; balance sheet strength is critical
Two main types of reinsurance:
– Pro rata – reinsurer shares losses in the same proportion as it shares premiums and policy amounts
– Excess of Loss – coverage for losses above an agreed amount
Bermuda
Bermuda is a leading global insurance and reinsurance market, particularly for specialty risks
Bermuda’s role as a leading global reinsurance center is driven by:
– Well-established regulatory framework
– Large talent pool
– Convenient access from both U.S. and European markets
– Low tax rate
Endurance

Endurance Has Strong Foundation to Build on
Strong balance sheet, diversified portfolio and robust infrastructure
Strong Balance Sheet and Capital
“A” ratings from AM Best and S&P
$3.5 billion of total capital (as of 3/31/2014)
Conservative, short-duration, AA rated investment portfolio
Prudent reserves
Diversified and efficient capital structure
Since inception, returned $2.0 billion to investors through dividends and share repurchases
Diversified Portfolio of Businesses
Portfolio of approximately $2.7 billion in annual gross premiums written
Book of business diversified between insurance and reinsurance as well as short tail and long tail lines of business
Proven leader in U.S. agriculture insurance business
Focus on specialty lines of business, with industry-leading talent
Strategic Initiatives
Substantially expanded global underwriting and leadership talent
Optimized balance of insurance and reinsurance portfolios to lower volatility and improve profitability
Streamlined support operations to generate significant savings to fund underwriting additions
Improved financial results reflect recent actions
Strong and seasoned franchise
Inception to date operating ROE of 11.0%
10 year diluted book value per share plus dividends CAGR of 10.6%
Continuous improvement in performance and market positioning
Endurance

Endurance Has an Attractive and Growing Specialty Insurance Franchise

Two pillars of a unique insurance platform with demonstrated improvement across specialty lines to complement market-leading agriculture franchise

Enhanced Specialty Insurance Franchise

- Significant and tangible improvements in 2013 to increase market presence and diversity
  - Attracted and retained teams of high quality underwriters
  - Expanded underwriting and product capabilities
  - Withdrew from unprofitable lines

Insurance GPW (ex. Agriculture)

$MM


200
150
100
50
+41%
88
124
1Q'13
1Q'14

Established Market Leader in Agriculture

- ARMtech is a top 5 player in the attractive multi peril crop insurance (MPCI) market
  - Favorable market dynamics with only 17 licensed companies in 2013
  - Federal government sponsored reinsurance and loss sharing mitigates downside risk
  - 2014 passage of U.S. Farm Bill provides stability going forward
  - Not correlated with broader P&C market
- Attractive market characteristics
  - Historic average combined ratio less than 90% [1]
  - High risk adjusted returns

Insurance Business Has Generated Approximately $200 Million of Underwriting Profits Since Inception With a Combined Ratio of 97%

Notes

1. Historic average loss ratio post U.S. Federal cessions has been 82.9% (adjusted for the 2011 Federal reinsurance terms); current expense run rate after A&O subsidy is approximately 6% - 8%

38

Endurance

Demonstrated Track Record of Reinsurance Profitability
Enhancing profitability by recruiting top flight underwriting talent, developing strategic partnerships with key clients and brokers, and improving underwriting and risk selection
Reinsurance business has a demonstrated track record of profitability
– Over $1 billion of premiums and combined ratio of 77% in 2013
– Generated almost $1 billion of underwriting profits with a combined ratio of 92% since inception
Strategic Priorities for Global Reinsurance
Improve profitability and consistency of results through enhanced market presence, improved underwriting and risk selection
– Hired Jerome Faure in March 2013 as CEO of Global Reinsurance
– Completed the consolidation of European reinsurance underwriting in Zurich
– Focus on profitable growth and diversification through existing and new specialty reinsurance units
Manage volatility through improved portfolio management and opportunistic retro purchases
Eliminate substandard businesses with insufficient margins
Recent Key Hires
August 2013 – Hired Peter Mills, Head of Global Specialty & Europe P&C Reinsurance
October 2013 – Hired Chris Donelan, Head of U.S. Reinsurance and team of underwriters
January 2014 – Hired Marine Reinsurance Team based in Zurich (starting in August 2014)
May 2014 – Hired Agriculture Reinsurance Team based in Bermuda (starting in July 2014)
Growing Profitable Specialty Lines of Reinsurance Business With Less Volatile Exposures
Endurance

Book Value Per Common Share Growth Comparison
Endurance Growth in Diluted Book Value Per Common Share ($)
From December 31, 2003 – December 31, 2013
10 Year CAGR: 10.6%, 5 Year CAGR: 13.0%
$80
$60
10.85
7.13
8.33
9.57
6.13
$40
4.13
1.13
5.13
3.13
0.32
2.13
52.74
50.56
52.88
55.18
$20
44.61
27.91
28.87
35.05
33.06
24.03
23.17
$0
2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Book Value Per Share
Cumulative Dividends
Aspen Growth in Diluted Book Value Per Common Share ($)
From December 31, 2003 – December 31, 2013
10 Year CAGR: 9.9%, 5 Year CAGR: 9.4%
$60
$40
3.72
4.32
4.98
5.69
3.12
1.92
2.52
0.12
$20
0.00
0.72
1.32
38.90
38.21
40.65
40.90
34.14
27.08
28.19
18.17
20.69
18.73
21.83
$0 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Book Value Per Share
Cumulative Dividends
Endurance

Top 25 Shareholders of Aspen (1)

Substantial overlap between shareholder bases

Firm	Aspen Votable Shares (1)	% of O/S (2)	Endurance Votable Shares (1)	% of O/S (2)
BlackRock Institutional Trust Co. NA	4,645,566	7.1%	1,441,700	3.3%
Fidelity Investments	4,511,868	6.9%	3,952,400	9.1%
Vanguard Group	3,833,348	5.9%	2,409,893	5.5%
Dimensional Fund Advisors	3,659,417	5.6%	3,273,539	7.5%
AllianceBernstein L.P.	1,987,789	3.0%	31,400	0.1%
State Street Global Advisors	1,948,572	3.0%	787,820	1.8%
Sterling Capital Management Company	1,519,658	2.3%	1,295,838	3.0%
Mawer Investment Management	1,439,135	2.2%	0	0.0%
Hotchkis & Wiley Capital Management, LLC	1,421,258	2.2%	162,900	0.4%
Franklin Resources, Inc.	1,413,780	2.2%	0	0.0%
Royce & Associates, Inc.	1,273,987	1.9%	0	0.0%
Vaughan Nelson Investment Management	1,144,293	1.7%	0	0.0%
American Century Investment Mgmt., Inc.	1,143,122	1.7%	215,495	0.5%
Bank of New York Mellon Corp.	1,045,806	1.6%	227,140	0.5%
Citadel Investment Group, LLC	896,932	1.4%	20,437	0.0%
Pzena Investment Management, L.L.C.	829,137	1.3%	47,200	0.1%
Champlain Investment Partners, LLC	804,810	1.2%	1,451,470	3.3%
Northern Trust Corp.	800,651	1.2%	619,641	1.4%
Schroder Investment Management (NY)	771,210	1.2%	226,374	0.5%
Private Management Group, Inc.	739,242	1.1%	0	0.0%
Two Sigma Investments LLC	727,918	1.1%	22,380	0.1%
J.P. Morgan Asset Management (NY)	709,704	1.1%	6,057	0.0%
Prospector Partners	706,503	1.1%	193,300	0.4%
Norges Bank Investment Management	680,912	1.0%	398,801	0.9%
Columbia Management Invest. Advisors, LLC	642,527	1.0%	746,030	1.7%
Top 25 Shareholders Total	**39,297,145**	**60.0%**	**17,529,815**	**40.3%**

Source Georgeson

Common Shareholders of Aspen and Endurance

Notes
1. As of 5/15/2014
2. Calculated based on 65,458,110 Aspen common shares outstanding as of 6/11/2014 and 43,455,995 Endurance common shares outstanding as of 6/17/2014

41

Endurance

Aspen Management Team and Board Are Not Closely Aligned With Shareholders

Endurance Director / Named Executive Officer Ownership Summary

Name	Role	Number of Common Shares [1]	% Ownership [2]	Mkt. Value ($MM) [3]
John Charman	Chairman and CEO	1,674,315	3.85	90.1
Robert Spass	Director	144,708	0.33	7.8
Michael McGuire	Chief Financial Officer	132,474	0.30	7.1
John Kuhn	CEO, Global Insurance	51,833	0.12	2.8
Steven Carlsen	Director	50,133	0.12	2.7
Joan deLemps	Chief Risk Officer	39,655	0.09	2.1
William Bolinder	Director	32,612	0.08	1.8
John Baily	Director	31,633	0.07	1.7
Norman Barham	Director	25,683	0.06	1.4
Graham Evans	EVP, Head of International Insurance	22,004	0.05	1.2
Top 10 Directors / Named Executive Officers		**2,205,050**	**5.07**	**118.7**
Total Directors / Named Executive Officers		**2,268,278**	**5.22**	**122.1**

Aspen Director / Named Executive Officer Ownership Summary

Name	Role	Number of Common Shares [1]	% Ownership [2]	Mkt. Value ($MM) [3]
Chris O'Kane	Group CEO	189,311	0.29	7.5
Glyn Jones	Chairman of Aspen and Aspen UK	91,999	0.14	3.6
Heidi Hutter	Director	57,163	0.09	2.3
Brian Boornazian	Chairman, Aspen Re	57,010	0.09	2.2
James Few	CEO, Aspen Re	48,057	0.07	1.9
Mario Vitale	CEO of Aspen Insurance	27,344	0.04	1.1
Richard Bucknall	Director	25,380	0.04	1.0
Liaquat Ahamed	Director	19,227	0.03	0.8
Peter O'Flinn	Director	16,467	0.03	0.6
John Cavoores	Director	15,887	0.02	0.6
Top 10 Directors / Named Executive Officers		**547,845**	**0.84**	**21.6**
Total Directors / Named Executive Officers		**762,593**	**1.17**	**30.0**

Notes
1. Includes common shares that may be acquired within 60 days of 6/17/2014 for Endurance directors and executive officers and 6/11/2014 for Aspen directors and executive officers upon (i) the exercise of vested options and (ii) awards issuable for common shares
2. Calculated based on 65,458,110 Aspen common shares outstanding as of 6/11/2014 and 43,455,995 Endurance common shares outstanding as of 6/17/2014
3. Market values based on basic shares and share prices as of 4/11/2014 (ENH - $53.82, AHL - $39.37)

42

Endurance

Summary of Bridge Term Loan Facility Material Terms
Facility
Lenders
Commitment
Termination Date
Maturity
Pricing
Prepayments
Financial Covenants
Conditions
$1.0Bn 364-Day Senior Unsecured Bridge Term Loan Facility
Syndicate led by Morgan Stanley
December 31, 2014, or if an acquisition agreement is entered into on or prior to December 31, 2014, the earliest to occur of (i) the termination date specified in the acquisition agreement, (ii) 6 months from the execution of the acquisition agreement plus up to an additional 3 months to obtain regulatory approvals to the extent deemed advisable by Endurance to effect the acquisition (and to the extent the termination date under the acquisition agreement is similarly extended) and (iii) 15 months from the date of the commitment letter for the Bridge Term Loan Facility
364 days following any funding of the Bridge Term Loan Facility
Customary structuring, upfront and funding fees
Draws on the facility will be priced on a ratings based grid. At Endurance’s current ratings:
– Days 1-89: L+ 150 bps
– Days 90-179: L + 175 bps
– Days 180-269: L + 200 bps
– Days 270-364: L + 250 bps
Ticking / commitment fees: After 60 days, 20.0 bps per annum, increasing to 30.0 bps per annum on December 31, 2014 and ending on the closing date on the undrawn commitments outstanding under the Bridge Term Loan Facility
Duration fees (on bridge loans outstanding):
– 50 bps payable 90 days after funding
– 75 bps payable 180 days after funding
– 100 bps payable 270 days after funding
Prepayable at any time at par
Mandatory prepayments/commitment reductions: net cash proceeds from debt, equity and convertible issuances and non-ordinary course asset sales (subject to certain exceptions)
Minimum Consolidated Tangible Net Worth of $1.8Bn
Maximum Debt / Capitalization of 40% until the last day of the third fiscal quarter following the acquisition of Aspen, after which it is 35%
Customary, including (i) minimum credit ratings of Baa3 (with stable outlook) from Moody’s and BBB- (with stable outlook) from S&P, (ii)
minimum financial strength ratings of A- (with stable outlook) from S&P and A- (with stable outlook) from A.M. Best, and (iii) except in the case of a negotiated transaction, consolidated tangible net worth, pro forma for the acquisition, of not less than $3.9 billion
Endurance

Continued Support from Equity Investor
Endurance and CVC have terminated the previously announced equity commitment letter, which had been developed under the context of a friendly, negotiated transaction
Since Aspen’s board and management have refused to engage with Endurance, Endurance was compelled to take additional actions
Given CVC’s continued support for the merits of a combination of Endurance and Aspen, Endurance has granted CVC:
– Option to invest $250 million (1) in the combined company, exercisable for 60 days following the closing of Endurance’s acquisition of Aspen
– Right of first refusal to provide any privately raised equity capital in connection with
Endurance’s permanent financing plan for the transaction subject to certain exceptions
Endurance does not intend to privately raise equity capital in connection with such permanent financing, but reserves the right to do so
Notes
1. CVC may invest $250MM at a price of $50.03 per Endurance common share (6.5% discount to the 20 trading day volume-weighted average NYSE stock price of Endurance on 4/11/2014 of $53.51). If the option is exercised, CVC will receive warrants to purchase Endurance common shares equal to 38.5% of the number of Endurance common shares purchased at an exercise price of $58.86
Endurance

Endurance and Aspen: Creating a Global Leader in Specialty Insurance and Reinsurance
Endurance